Exhibit 23.3

Consent of Rowland W. Day II

As of June 9, 2023, I hereby consent to the reference to my name as it appears under “Legal Matters” in the Prospectus included in the Registration Statement of BranchOut Food Inc, as may be amended from time to time. In giving such consent, I do not thereby admit that I am the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder.

/s/ Rowland W. Day II
Rowland W. Day II